Exhibit 99.1

Expedia Group, Inc. Announces Pricing of Private Offering of Senior Notes

SEATTLE, Washington – April 23, 2020 – Today, Expedia Group, Inc. (“Expedia Group”) announced that it has agreed to sell $2 billion aggregate principal amount of unsecured 6.250% senior notes due 2025 (the “6.250% Notes”) and $750 million aggregate principal amount of unsecured 7.000% senior notes due 2025 (the “7.000% Notes” and, together with the 6.250% Notes, the “Notes”) in a private offering. The 6.250% Notes will be issued at a price of 100% of the aggregate principal amount. The 7.000% Notes will be issued at a price of 100% of the aggregate principal amount. The Notes will be guaranteed by certain subsidiaries of Expedia Group. Expedia Group expects to use the net proceeds from the offering for general corporate purposes, which may include, without limitation, repayment or redemption of Expedia Group’s 5.95% senior notes due 2020. The private offering of the Notes is expected to close on May 5, 2020. The closing of the Notes offering is subject to the concurrent closing of the private placement of preferred stock and warrants and the effectiveness of the credit facility amendments announced in Expedia Group’s Report on Form 8-K filed on April 23, 2020 and customary closing conditions, and there can be no assurance that the issuance and sale of the Notes will be consummated.

At our option, we may redeem (i) all or part of the 6.250% Notes prior to February 1, 2025 (three months prior to the maturity date of the 6.250% Notes), at a specified “make-whole” premium and (ii) on or after February 1, 2025 (three months prior to the maturity date of the 6.250% Notes), all or part of the 6.250% Notes at par, in each case plus accrued and unpaid interest thereon to but excluding the redemption date. At our option, we may redeem (i) prior to May 1, 2022, all or part of the 7.000% Notes at a redemption price equal to 100% of the principal amount of the 7.000% Notes to be redeemed, plus a “make-whole” premium, (ii) on and after May 1, 2022, all or part of the 7.000% Notes at specified redemption prices and (iii) prior to May 1, 2022, up to 40% of the aggregate principal amount of the 7.000% Notes with the net proceeds of certain equity offerings at a specified redemption price, in each case plus accrued and unpaid interest thereon to but excluding the redemption date.

The Notes will be offered and sold only to qualified institutional buyers pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

This press release does not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities and does not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Expedia Group

Expedia Group (NASDAQ: EXPE) helps knock down the barriers to travel, making it easier, more enjoyable, more attainable and more accessible. We are here to bring the world within reach for customers and partners around the globe. We leverage our platform and technology capabilities across an extensive portfolio of businesses and brands to orchestrate the movement of people and the delivery of travel experiences on both a local and global basis. Our family of travel brands includes: Brand Expedia®, Hotels.com®, Expedia® Partner Solutions, Vrbo®, Egencia®, trivago®, HomeAway®, Orbitz®, Travelocity®, Hotwire®, Wotif®, ebookers®, CheapTickets®, Expedia Group™ Media Solutions, Expedia Local Expert®, CarRentals.com™, Expedia® CruiseShipCenters®, Classic Vacations®, Traveldoo®, VacationRentals.com and SilverRail™.

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Forward Looking Statements. This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect current expectations and projections about future events, are based on currently available information and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results and the timing and outcome of events may differ materially from those expressed or implied in the forward-looking statements for a variety of reasons, including, among others: risks related to the ongoing global coronavirus (COVID-19) pandemic and the significant adverse global impact that it has had on the travel industry and our business; an increasingly competitive global environment, as well as other risks detailed in our public filings with the Securities and Exchange Commission (the “SEC”), including our annual report on Form 10-K for the year ended December 31, 2019 and our current report Form 8-K filed with the SEC on April 23, 2020. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. Accordingly, you should not place undue reliance on those statements. We are not under any obligation, and do not intend, to publicly or otherwise update, review or revise any forward-looking statement or other statement in this document, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results express or implied by these forward-looking statements will not be realized.

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